Exhibit 10.1
March 23, 2009
Imperium Master Fund, Ltd.
c/o Imperium Advisers, LLC
1120 Avenue of the Americas
New York, NY 10036
Attention: John Michaelson
Dear Mr. Michaelson,
     Reference is made to that certain Securities Purchase and Loan Agreement (as amended to date, the “Loan Agreement”), dated as of March 24, 2008, by and between Echo Therapeutics, Inc., a Delaware corporation (the “Company”), and Imperium Master Fund, Ltd., a Cayman Islands company (“Imperium”). Reference is also made to that certain Original Issue Discount Senior Secured Note, dated March 24, 2008 (the “Senior Secured Note”), issued by the Company to Imperium pursuant to the Loan Agreement. Capitalized terms used herein but not defined shall have the meanings ascribed thereto in the Loan Agreement and/or the Senior Secured Note. Pursuant to Section 5(c) of the Senior Secured Note, the terms of the Senior Secured Note may be amended or waived by a written instrument executed by the Company and Imperium.
     The Company and Imperium hereby agree that, notwithstanding anything in the Senior Secured Note, the Loan Agreement or the other Transaction Documents to the contrary, the Maturity Date of the Senior Secured Note shall be extended to April 24, 2009. The purpose of the foregoing extension is to provide the Company and Imperium sufficient time to amend the Loan Agreement and the senior secured notes issued by the Company thereunder (the “Notes”), to provide for, subject to certain conditions, a one-year extension of the maturity of the Notes.
     This letter agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, superseding all prior and existing written or oral agreements, negotiations, discussions, undertakings, representations, warranties and understandings. This letter agreement constitutes a valid and binding obligation of each of the parties hereto, enforceable against each of them in accordance with law. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York. In the event of a conflict between the provisions of this letter agreement and the terms of the Loan Agreement or the Senior Secured Note, this letter agreement shall control.

Sincerely, ECHO THERAPEUTICS, INC.
By:	/s/ Patrick T. Mooney
Patrick T. Mooney, CEO and Chairman

Acknowledged and agreed to as of the date first written above:

IMPERIUM MASTER FUND, LTD.
By:
Name:
Title: